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                                                                   EXHIBIT 10.6

                                 LOAN AGREEMENT

         LOAN AGREEMENT, (this "Agreement") dated as of June 22, 2000 between CAP ROCK ELECTRIC COOPERATIVE, INC. ("Borrower"), a corporation organized and existing under the laws of the State of Texas and NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("CFC"), a cooperative association incorporated under the laws of the District of Columbia.

                                    RECITALS

         WHEREAS, the Borrower has applied to CFC for a loan and agrees to use the proceeds thereof for the purposes set forth in Schedule 1 hereto and consistent with the Borrower's Articles of Incorporation, Bylaws and applicable federal, state and local laws and regulations; and

         WHEREAS, CFC has approved a loan to the Borrower in the aggregate principal amount of the CFC Commitment, subject to the terms and conditions stated herein; and

         WHEREAS, the Borrower has agreed to execute one or more secured promissory notes to evidence Borrower's indebtedness to CFC under this Agreement;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree and bind themselves as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1. Capitalized terms that are not defined herein shall have the meanings as set forth in the Mortgage.

         "ACCOUNTING REQUIREMENTS" shall mean any system of accounts prescribed by a federal regulatory authority having jurisdiction over the Borrower or, in the absence thereof, the requirements of generally accepted accounting principles applicable to businesses similar to that of the Borrower.

         "ADVANCE" or "ADVANCES" shall mean one or more advances of funds by CFC to Borrower under a Note and pursuant to the terms and conditions of this Agreement.

         "AMORTIZATION BASIS DATE" shall mean, with respect to an Advance that Borrower elects to amortize, the date Borrower selects to begin amortizing such Advance as stated on Schedule 1 hereto, or, if not stated on
Schedule 1, then such date as stated on the written funds requisition submitted by Borrower to CFC pursuant to the terms hereof.

         "BUSINESS DAY" shall mean any day that both CFC and the depository it utilizes for funds transfers hereunder are open for business.

         "CFC COMMITMENT" shall have the meaning as defined in Schedule 1.


C42 100% CFC Long Term Loan
Class A-Member - Distribution, Non-RUS Borrower
TX 107-A-9050 and TX 107-A-9051 (JJJ)
Rev. 11/99, 05/00

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         "CFC FIXED RATE" shall mean the fixed rate as available for loans similarly classified pursuant to CFC's policies and procedures in effect at the time a conversion request is approved.

         "CFC FIXED RATE TERM" shall mean the specific period of time that a CFC Fixed Rate is in effect.

         "CFC VARIABLE RATE" shall mean the rate established by CFC for variable interest rate loans similarly classified pursuant to CFC's policies and procedures in effect at the time a conversion request is approved.

         "CONVERSION REQUEST" shall mean a request from any duly authorized official of the Borrower, in form and substance satisfactory to CFC, that requests an interest rate conversion.

         "DEBT SERVICE COVERAGE RATIO ("DSC")" shall mean the ratio determined as follows: for any calendar year add (i) Operating Margins, (ii) Non-Operating Margins--Interest, (iii) Interest Expense, (iv) Depreciation and Amortization Expense for such year, and (v) cash received in respect of generation and transmission and other capital credits, and divide the sum so obtained by the sum of all payments of Principal and Interest Expense during such calendar year; PROVIDED, HOWEVER, that in the event that any Long-Term Debt has been refinanced during such year the payments of Principal and Interest required to be made during such year on account of such Long-Term Debt shall be based (in lieu of actual payments required to be made on such refinanced Long-Term Debt) upon the larger of (i) an annualization of the payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding or (ii) the payment of Principal and Interest Expense required to be made during the following year on account of such refinancing debt.

         "DEPRECIATION AND AMORTIZATION EXPENSE" shall mean an amount constituting the depreciation and amortization of the Borrower computed pursuant to Accounting Requirements.

         "DISTRIBUTIONS" shall have the meaning defined in Section 5.H.

         "EQUITY" shall mean the aggregate of Borrowers equities and margins computed pursuant to Accounting Requirements.

         "INTEREST EXPENSE" shall mean an amount constituting the interest expense with respect to Total Long-Term Debt of the Borrower computed pursuant to Accounting Requirements. In computing Interest Expense. there shall be added, to the extent not otherwise included, an amount equal to 33-1/3% of the excess of Restricted Rentals paid by the Borrower over 20% of the Borrower's Equity.

         "LCTC" shall mean the Loan Capital Term Certificate as described in
Section 5.E. hereto.

         "LONG-TERM DEBT" shall mean any amount included in Total Long-Term Debt pursuant to Accounting Requirements.

         "MATURITY DATE", with respect to each Note, shall mean the date set forth therein, provided, however, that if such date is not a Payment Date, then the Maturity Date shall be the Payment Date immediately preceding such date.

         "MORTGAGE" shall have the meaning as described in Schedule 1.

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         "MORTGAGED PROPERTY" shall have the meaning as defined in the
Mortgage.

         "NON-OPERATING MARGINS--INTEREST" shall mean the amount of non-operating margins--interest of Borrower computed pursuant to Accounting Requirements.

         "NOTE" or "NOTES" shall mean one or more secured promissory notes executed by Borrower pursuant to this Agreement.

         "OPERATING MARGINS" shall mean the amount of patronage capital and operating margins of the Borrower computed pursuant to Accounting
Requirements.

         "PAYMENT DATE" shall mean the last day of each of the months referred to in Schedule 1.

         "PAYMENT NOTICE" shall mean a notice furnished by CFC to Borrower that indicates the precise amount of each payment of principal and interest and the total amount of each payment.

         "PRINCIPAL" shall mean the amount of principal billed on account of Total Long-Term Debt of the Borrower as computed for purposes of the Accounting Requirements.

         "RESTRICTED RENTALS" shall mean all rentals required to be paid under finance leases and charged to income, exclusive of any amounts paid under any such lease (whether or not designated therein as rental or additional rental) for maintenance or repairs, insurance, taxes, assessments, water rates or similar charges. For the purpose of this definition the term "finance lease" shall mean any lease having a rental term (including the term for which such lease may be renewed or extended at the option of the lessee) in excess of three (3) years and covering property having an initial cost in excess of $250,000 other than automobiles, trucks, trailers, other vehicles (including without limitation aircraft and ships), office, garage and warehouse space and office equipment (including without limitation computers).

         "TERMINATION DATE" shall mean a date four (4) years after the date hereof.

         "TOTAL ASSETS" shall mean an amount constituting the total assets of the Borrower computed pursuant to Accounting Requirements.

         "TOTAL LONG-TERM DEBT" shall mean an amount constituting the long-term debt of the Borrower computed pursuant to Accounting Requirements.

         "TOTAL UTILITY PLANT" shall mean the amount constituting the total utility plant of the Borrower computed pursuant to Accounting Requirements.





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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.  The Borrower represents and warrants that:

         A. GOOD STANDING. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified in those states in which it is required to be qualified to conduct its business, and has corporate power to enter into and perform this Agreement, to borrow hereunder and to give security as provided for herein. The Borrower is a member in good standing of CFC.

         B. AUTHORITY. The execution, delivery and performance by the Borrower of this Agreement, each Note and the Mortgage, and the performance of the transactions contemplated thereby, have been duly authorized by all necessary corporate action and will not violate any provision of law or of the Articles of Incorporation or Bylaws of the Borrower or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which it may be bound.

         C. LITIGATION. There are no suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its properties which, if adversely determined, would have a material adverse effect upon the financial condition or the business of the Borrower. The Borrower is not, to its knowledge, in default with respect to any judgment, order, rule or regulation of any court, governmental agency or other instrumentality which would have a material adverse effect on the Borrower.

         D. FINANCIAL STATEMENTS. The balance sheet of the Borrower as at the date identified in Schedule 1, and the statement of operations of the Borrower for the period ending on said date, heretofore furnished to CFC, are complete and correct. Said balance sheet fairly presents the financial condition of the Borrower as at said date and said statement of operations fairly reflects its operations for the period ending on said date. The Borrower has no contingent obligation or unusual forward or long-term commitments except as specifically stated in said balance sheet or herein. There has been no material adverse change in the financial condition or operations of the Borrower from that set forth in said financial statements except changes disclosed in writing to CFC prior to the date hereof.

         E. LOCATION OF OFFICE. The principal place of business of the Borrower and the office where its records concerning accounts and contract rights are kept is identified in Schedule 1.

         F. LOCATION OF PROPERTIES. All property owned by the Borrower is located in the counties identified in Schedule 1.

         G. NO OTHER LIENS. As to property which is presently included in the description of Mortgaged Property (as that term is defined in the Mortgage), the Borrower has not, without the prior written approval of CFC, signed any security agreement or filed or permitted to be filed any financing statement with respect to assets owned by it, other than security agreements and financing statements running in favor of CFC or except as disclosed in writing to CFC prior to the date hereof.

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         H. REQUIRED  APPROVALS. The Borrower has obtained all licenses, consents and approvals of all governmental agencies or authorities that are required to enable the Borrower to enter into this Agreement, any Note, or the Mortgage, or to perform any of its obligations provided for in such documents, including without limitation (and if applicable), any state public utilities commission, any state public service commission, and the Federal Energy Regulatory Commission.

         I. SURVIVAL. All representations and warranties made by the Borrower herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to CFC of each Note.

                                   ARTICLE III

                                      LOAN

         SECTION 3.1. ADVANCES. CFC agrees to make, and the Borrower agrees to request, on the terms and conditions of this Agreement, Advances from time to time at the main office of CFC, or at such other place as may be mutually agreed upon, in an aggregate principal amount not to exceed the CFC Commitment.

         On the Termination Date, CFC may stop advancing funds and limit the CFC Commitment to the amount advanced prior to such date. The obligation of the Borrower to repay the Advances shall be evidenced by one or more Notes. The Borrower shall give CFC written notice of the date on which each Advance is to be made.

         SECTION 3.2. INTEREST RATE AND PAYMENT. Notes shall be payable and bear interest as follows:

         A.       PAYMENTS; MATURITY; AMORTIZATION.

         (a) Each Note shall have a Maturity Date that is not more than thirty-five (35) years from the date hereof, PROVIDED, HOWEVER, that if such date is not a Payment Date, then the Maturity Date shall be the Payment Date immediately preceding such date.

         (b) Prior to or at the time of each Advance on a Note, Borrower shall elect an amortization method and Amortization Basis Date for principal, or shall elect not to amortize principal for such Advance.

                  (i) AMORTIZING ADVANCES. Each Advance that the Borrower elects to amortize shall amortize over a period not to exceed thirty-five
(35) years from the date of such Advance, provided; however, that such period shall not extend beyond the Maturity Date. The Borrower, upon receipt of an invoice relating to an Advance, shall promptly pay interest only on each Payment Date until the first Payment Date of the first full quarter following the Amortization Basis Date. Thereafter, quarterly or monthly installments, as determined by CFC, of interest and/or principal in the amounts shown in the Payment Notice, shall be paid on each Payment Date; except that if not sooner paid, any amount due on account of the unpaid principal, interest accrued thereon and fees, if any, shall be due and payable on the Maturity Date. The amortization method for each Advance shall be as stated on Schedule 1 or, if not so stated, then as stated on the written requisition for such Advance submitted by Borrower to CFC pursuant to the terms hereof.

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                  (ii) NON-AMORTIZING ADVANCES: Each Advance that the
Borrower elect& not to amortize shall be repaid within thirty-five (35) years from the date of such Advance, or the Maturity Date, whichever is earlier. On each Payment Date, Borrower shall promptly pay interest only until the final Payment Date corresponding to the term of such Advance, or the Maturity Date (whichever is applicable), upon which date all unpaid principal. interest accrued thereon and fees, if any, shall be due and payable. If the term of a non-amortizing Advance ends on a date that is not a Payment Date, then the repayment of such Advance shall be due and payable on the Payment Date immediately preceding such gate.

         (c) CFC will furnish to the Borrower a Payment Notice at least ten
(10) days before each Payment Date, provided, however, that CFC's failure to send a Payment Notice shall not constitute a waiver by CFC or be deemed to relieve Borrower of its obligation to make payments as and when due as provided for herein.

         (d) No provision of this Agreement or the Notes shall require payment, or permit the collection, of interest in excess of the Maximum Lawful Rate. As used herein, "Maximum Lawful Rate" means the greater of (i) the highest non-usurious rate permitted by applicable United States law, or
(ii) a rate per annum equal to the applicable weekly ceiling described in Chapter 303 of the Texas Finance Code and Art. 5069-1 D.002 and Art. 5069-1
D.003 of the Texas Credit Title, as amended, as such weekly ceiling is in effect from time to time. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of the this Agreement and the Notes shall be immediately applicable to the Notes, the Advances, this Agreement, and all other agreements between the Borrower and CFC on the effective date of such changes.

         All agreements and transactions between the Borrower and CFC, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the term of any Advance or the maturity of any Note, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or receive by CFC from the Borrower for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Borrower to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Borrower. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal pads during the full term of this loan, all interest at any time contracted for, charged or received from the Borrower in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Agreement, the Notes, and all other agreements between the Borrower and CFC.

         B. APPLICATION OF PAYMENTS. Each payment shall be applied first to any charges other than interest or principal then due on the related Note, second to interest accrued on the principal amount to the due date of such payment on such Note (or, at the election of the holder of

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the Note, to the date of such payment if the same is not paid on its due date), and the balance to the reduction of principal against the Note according to an amortization schedule provided to Borrower by CFC.

         C. ELECTION OF INTEREST RATE AND INTEREST RATE COMPUTATION. Prior to each Advance on a Note, the Borrower must select in writing either a CFC Fixed Rate or the CFC Variable Rate, as follows:

         (a) CFC FIXED RATE. If the Borrower elects a CFC Fixed Rate for an Advance, then such rate shall be in effect for the CFC Fixed Rate Term selected by Borrower. CFC shall provide the Borrower with at least sixty (60) days prior written notice of the date on which the CFC Fixed Rate is due to reprice. Pursuant to CFC's policies of general application for repricing, the Borrower may choose any of the interest rate options then available for similarly classified borrowers repricing from a CFC Fixed Rate. If Borrower does not select an interest rate in writing when a CFC Fixed Rate is subject to repricing, then outstanding Advances shall reprice for the same CFC Fixed Rate Term as in effect immediately prior to the repricing, and shall bear interest at the then prevailing CFC Fixed Rate in effect for such term. CFC agrees that its long-term loan policies will include a fixed interest rate option until the Maturity Date. For any Advance, the Borrower may not select a CFC Fixed Rate with a CFC Fixed Rate Term that extends beyond the Maturity Date. Interest on amortizing Advances bearing interest at a CFC Fixed Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days, until the first day of the complete calendar quarter following the Amortization Basis Date. Thereafter, interest shall be computed on the basis of a 30-day month and 360-day year. Interest on non-amortizing Advances bearing interest at a CFC Fixed Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

         (b) CFC VARIABLE RATE. If the Borrower elects the CFC Variable Rate for an Advance, then such CFC Variable Rate shall apply until the Maturity Date, unless the Borrower elects to convert to a CFC Fixed Rate pursuant to the terms hereof. Interest on Advances bearing interest at the CFC Variable Rate shall be computed for the actual number of days elapsed on the basis of a year of 365 days.

         SECTION 3.3. CONVERSION OF INTEREST RATES.

         A. CFC VARIABLE RATE TO A CFC FIXED RATE. The Borrower may at any time convert from the CFC Variable Rate to a CFC Fixed Rate by submitting to CFC a Conversion Request requesting that a CFC Fixed Rate apply to any outstanding Advance. The rate shall be equal to the rate of interest offered by CFC in effect on the date of the Conversion Request. The effective date of the new interest rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

         B. CFC FIXED RATE TO CFC VARIABLE RATE. The Borrower may at any time convert a CFC Fixed Rate to the CFC Variable Rate by: (i) submitting a Conversion Request requesting that the CFC Variable Rate apply to any outstanding Advance; and (ii) paying to CFC promptly upon receipt of an invoice any applicable conversion fee calculated pursuant to CFC's long-term loan policies as established from time to time for similarly classified long-term loans. The effective date of the CFC Variable Rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

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         C. A CFC FIXED RATE TO ANOTHER CFC FIXED RATE. The Borrower may at
its option at any time convert from a CFC Fixed Rate to another CFC Fixed Rate if the Borrower: (i) submits a Conversion Request requesting that a CFC Fixed Rate apply to any outstanding loan balance on an Advance and (ii) pays to CFC promptly upon receipt of an invoice any applicable conversion fee calculated pursuant to CFC's long-term loan policies as established from time to time for similarly classified long-term loans. The effective date of the new interest rate shall be a date determined by CFC pursuant to its policies of general application following receipt of the Conversion Request.

         SECTION 3.4. PREPAYMENT. The Borrower may at any time, on not less than thirty (30) days prior written notice to CFC, prepay any Advance, in whole or in part, together with the interest accrued to the date of prepayment and any prepayment premium prescribed by CFC pursuant to its policies of general application in effect from time to time.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         SECTION 4. The obligation of CFC to make any Advance hereunder is subject to satisfaction of the following conditions:

         A. LEGAL MATTERS. All legal matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to counsel for CFC and, as to all matters of local law, to such local counsel as counsel for CFC may retain.

         B. DOCUMENTS. CFC shall have been furnished with executed copies, satisfactory to CFC, of this Agreement, each Note and the Mortgage and certified copies, satisfactory to CFC, of all such corporate documents and proceedings of the Borrower authorizing the transactions hereby contemplated as CFC shall require. CFC shall have received an opinion of counsel for the Borrower addressing such legal matters as CFC shall reasonably require.

         C. GOVERNMENT APPROVALS. The Borrower shall have furnished to CFC true and correct copies of all certificates, authorizations and consents necessary for the execution, delivery or performance by the Borrower of this Agreement, each Note and the Mortgage.

         D. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article II shall (except as affected by the transactions contemplated by this Agreement) De :rue on the date of the making of each Advance hereunder with the same effect as though such representations and warranties had been made on such date; no Event of Default specified in Article VI and no event which, with the lapse of time or the notice and lapse of time specified in Article VI would become such an Event of Default, shall have occurred and be continuing or will have occurred after giving effect to the Advance on the books of the Borrower; there shall have occurred no material adverse change in the business or condition, financial or otherwise, of the Borrower; and nothing shall have occurred which in the opinion of CFC materially and adversely affects the Borrower's ability to meet its obligations hereunder.

         E. MORTGAGE FILING. The Mortgage (and any amendments, supplements or restatements as CFC may require from time to time) shall have been duly recorded as a mortgage on real property and duly filed, recorded or indexed as a security interest in personal property wherever CFC shall have requested, all in accordance with applicable law, and the

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Borrower shall have paid all applicable taxes, recording and filing fees and caused satisfactory evidence thereof to be furnished to CFC.

         F. REQUISITIONS. Borrower shall have requested the Advance in writing by submitting its requisition to CFC in form and substance satisfactory to CFC.

         G. OTHER INFORMATION. Borrower shall have furnished such other information as CFC may reasonably require, including but not limited to (a) information regarding the specific purpose for an Advance and the use thereof, and (b) feasibility studies, cash flow projections, financial analyses and pro forma financial statements sufficient to demonstrate to CFC's reasonable satisfaction that after giving effect to the Advance requested, Borrower shall continue to achieve the DSC ratio set forth in
Section 5.B. herein, to meet all of its debt service obligations, and otherwise to perform and to comply with all other covenants and conditions set forth in this Agreement.

         H. SPECIAL CONDITIONS. Borrower shall have complied with any special conditions listed in Schedule 1.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5. After the date hereof and until payment in full of all Notes and performance of all obligations of the Borrower hereunder:

         A. MEMBERSHIP. Borrower agrees that it will remain a member in good standing of CFC.

         B. FINANCIAL RATIOS; DESIGN OF RATES. The Borrower, subject to events in the judgment of CFC to be beyond the control of the Borrower, shall so operate and manage its business as to achieve a DSC of not less than 1.35, said DSC ratio being determined by averaging the two highest annual ratios during the most recent three calendar years. The Borrower shall design its rates so that such ratios will be achieved. The Borrower shall not decrease its rates for electric service if it has failed to achieve a DSC of 1.35 for the calendar year prior to such reduction subject only to an order from a regulatory body properly exercising jurisdiction over the Borrower.

         C. ANNUAL CERTIFICATES. A/thin one hundred twenty (120) days after the close of each calendar year, commencing with the year in which the initial Advance hereunder shall have been made, Borrower will deliver to CFC a written statement, in form and substance satisfactory to CFC, signed by Borrower's General Manager, stating that during such year, and that to the best of said person's knowledge, the Borrower has fulfilled all of its obligations under this Agreement, each Note, and the Mortgage throughout such year or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to said person and the nature and status thereof. Borrower shall deliver to CFC within one hundred twenty
(120) days of CFC's written request, which shall be no more frequently than once every year, a certification, in form and substance satisfactory to CFC, regarding the condition of the Mortgaged Property both in a form and prepared by a professional engineer satisfactory to CFC. Borrower shall also deliver to CFC such other information as CFC may reasonably request from time to time.

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

         D. NOTICE OF CHANGE IN PLACE OF BUSINESS. Borrower will notify CFC promptly in writing of any change in location of its principal place of business or the office where its records concerning accounts and contract rights are kept.

         E. LOAN CAPITAL TERM CERTIFICATE PURCHASE. Borrower will purchase an LCTC, if required, in an amount calculated pursuant to CFC's policies of general application. The purchase price of the LCTC, if any, shall be calculated at the time of the initial Advance on a Note pursuant to CFC's policies as established from time to time for ]i similarly classified. Such purchase shall be paid for on a pro , basis with each Advance pursuant to CFC's policies. CFC agrees to deliver the LCTC within ninety (90) days following the date on which the LCTC has been paid for in full.

         F. FINANCIAL BOOKS; FINANCIAL REPORTS; RIGHT OF INSPECTION. Borrower will at all times keep, and safely preserve, proper books, records and, accounts in which full and true entries will be made of all of the dealings, business and affairs of the Borrower, in accordance with generally accepted accounting principles. The Borrower will prepare and furnish CFC within 45 days of the close of each fiscal quarter of the Borrower, financial and statistical reports on its condition and operations for the previous fiscal quarter. When requested by CFC, the Borrower will prepare and furnish CFC from time to time, not later than the last day of each month, financial and statistical reports on its condition and operations for the previous month. All of such reports shall be in such form and include such information as may be specified by CFC, including without limitation an analysis of Borrower's revenues, expenses and consumer accounts. Within one hundred twenty (120) days of the end of each calendar year during the term hereof, Borrower shall furnish to CFC a full and complete report of its financial condition and statement of its operations as of the end of such calendar year, in form and substance satisfactory to CFC. ln addition, within one hundred twenty (120) days of the end of each Borrower's fiscal years during the term hereof, Borrower shall furnish to CFC a full and complete report of its financial condition and statement of its operations as of the end of such fiscal year, audited and certified by independent certified public accountants nationally recognized or otherwise satisfactory to CFC and accompanied by a report of such audit in form and substance satisfactory to CFC. CFC, through its representatives, shall at all times during reasonable business hours and upon prior notice have access to, and the right to inspect and make copies of, any or all books, records and accounts, and any or all invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Borrower or in anyway pertaining to its property or business.

         G. LIMITATIONS ON MERGERS AND SALE, LEASE OR TRANSFER OF CAPITAL ASSETS; APPLICATION OF PROCEEDS. The Borrower may consolidate with, merge, or sell all or substantially all of its business or assets, to another entity or person provided such action is either approved, as is evidenced by the prior written consent of CFC, or the purchaser, successor or resulting corporation is or becomes a member in good standing of CFC and assumes the due and punctual payment of the Notes and the due and punctual performance of the cover ants contained in the Mortgage and this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Borrower does not obtain the written consent of CFC prior to consolidating with, merging or selling all or substantially all of its business assets to another entity or person, then CFC may stop advancing funds and limit the CFC Commitment to the amount advanced as of the effective date of such consolidation, merger or sale. If no Event of Default (and no event which with notice or lapse of time and notice would become an Event of Default) shall have occurred and be continuing, Borrower may, without the prior written consent of CFC, sell, lease or transfer any capital asset in exchange for fair market value consideration paid to the Borrower if the value of such capital asset is less than five percent (5%) of Total Utility Plant and the aggregate value of capital assets sold, leased or transferred in any 12-month period is less than ten percent (10%) of Total Utility Plant. Subject to the terms of the Mortgage, if the Borrower does sell, lease or transfer any capital assets, then the proceeds thereof (less ordinary and reasonable expenses incident to such transaction) shall immediately (i) be applied as a prepayment of the Notes, to such installments as may be designated by CFC at the time of any such prepayment; (ii) in the case of dispositions of equipment, material or scrap, be applied to the purchase of other property useful in the Borrower's business, although not necessarily of the same kind as the property disposed of, which shall forthwith become subject to the lien of the Mortgage; or (iii) be applied to the acquisition or construction of other property or in reimbursement of the costs of such property.

         H. LIMITATION ON DIVIDENDS, PATRONAGE REFUNDS AND OTHER
DISTRIBUTIONS.

         (a) The Borrower may make Distributions in any calendar year if, after giving effect to the Distribution, the total Equity of the Borrower will be at least twenty percent (20%) of its Total Assets.

         (b) If, after giving effect to the Distribution, the total Equity of the Borrower will be less than twenty percent (20%) of its Total Assets, then the Borrower may nevertheless make Distributions of up to thirty percent (30%) of its total margins for the preceding calendar year.

         (c) Notwithstanding anything to the contrary in subparagraphs (a) and (b) above, the Borrower shall not make any Distribution without the prior written consent of CFC if (i) a payment default or other Event of Default under this Agreement has occurred and is continuing, or (ii) after giving effect to the Distribution, the Borrower's total current and accrued assets would be less than its total current and accrued liabilities, or (iii) such Distribution would be in excess of the Distributions permitted by subparagraphs (a) or (b), above.

         (d) For purposes of this paragraph H., the term "Distribution" means any dividend, patronage refund, patronage capital retirement or cash distribution to its members, stockholders or consumers (including but not limited to any general cancellation or abatement of charges for electric energy or services furnished by the Borrower). The term "Distribution" shall not include (i) a distribution by the Borrower to the estate of a deceased patron, (ii) repayment by the Borrower of a membership fee upon termination of a membership, or (iii) any rebate to a patron resulting from a cost abatement received by the Borrower. such as a reduction of wholesale power cost previously incurred.

         I. LIMITATIONS ON LOANS, INVESTMENTS AND OTHER OBLIGATIONS.

         (a) The Borrower shall not, without first obtaining the written approval of CFC: (i) purchase or make any commitment to purchase any stock, bonds, notes, debentures, or other securities or obligations of or beneficial interests in, (ii) make any other investment in, (iii) make any loan to, or
(iv) guarantee, assume, or otherwise become liable for any obligation of any corporation, association, partnership, joint venture, trust, government or any agency or department thereof, or any other entity of any kind if the aggregate amount of all such purchases, investments, loans and guarantees exceeds the greater of fifteen percent (15%) of Total Utility Plant or fifty percent (50%) of Equity.

         (b) The following shall not be included in the limitation of purchases, investments, loans and guarantees in (a) above: (i) bonds, notes, debentures, stock, or other securities or obligations issued by or guaranteed by the United States government or any agency or instrumentality thereof;
(ii) bonds, notes, debentures, stock, commercial paper, subordinated capital certificates, or any other security or obligation of institutions whose senior unsecured debt obligations are rated by at least two nationally recognized rating organizations in either of their two highest categories;
(iii) investments incidental to loans made by CFC; and (iv) any deposit that is fully insured by the Federal Government.

         (c) In no event may the Borrower take any action pursuant to subsection (a) when there is: (i) unpaid any due installment of principal and/or interest on a Note; or (ii) Borrower has failed to meet the financial ratio tests in Section 5.B. herein.

         J. CHANGE OF NAME. Borrower will notify CFC promptly in writing of any change to the name of the Borrower.

         K. NOTICE OF ADDITIONAL SECURED DEBT. Borrower will notify CFC promptly in writing if it incurs any additional secured indebtedness other than indebtedness to CFC.

         L. FUNDS REQUISITION; USE OF PROCEEDS. Borrower agrees (a) that CFC may rely conclusively upon the interest rate option, interest rate term and other written instructions submitted to CFC in Borrower's written request for an Advance hereunder, (b) that such instructions shall constitute a covenant under this Agreement to repay the Advance in accordance with such instructions, the applicable Note, the Mortgage and this Agreement, (c) to request Advances only for the purposes set forth herein, and (d) to use the proceeds thereof only in accordance with the terms hereof.

         M. SPECIAL AFFIRMATIVE COVENANTS. Borrower agrees to comply with any special affirmative covenant(s) identified in Schedule 1.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6. The following shall be Events of Default under this
Agreement:

         A. REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower herein, in the Mortgage or in any certificate or financial statement furnished to CFC hereunder which shall prove to be false or misleading in any material respect;

         B. PAYMENT. Borrower shall fail to pay any amount due under the terms of a Note or this Agreement within five (5) Business Days of when the same is be due and payable, whether by acceleration or otherwise;

         C. OTHER COVENANTS. Default by the Borrower in the observance or performance of any other covenant or agreement contained in this Loan Agreement, in a Note or the Mortgage, which shall continue for thirty (30) calendar days after written notice thereof shall have been given to the Borrower by CFC;

         D. CORPORATE EXISTENCE. The Borrower shall forfeit or otherwise be deprived of its corporate charter, franchises, permits, easements, consents or licenses required to carry on any material portion of its business;

         E. OTHER OBLIGATIONS. Default by the Borrower in the payment of any obligation, whether direct or contingent, for borrowed money or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation;

         F. BANKRUPTCY. The Borrower shall file a petition in bankruptcy or be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization, or proceedings instituted by others for its reorganization shall not be dismissed within sixty (60) days after the institution thereof;

         G. DISSOLUTION OR LIQUIDATION. Other than as provided in subsection
F. above, the dissolution or liquidation of the Borrower, or failure by the Borrower promptly to forestall or remove any execution, garnishment or attachment of such consequence as will impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within sixty (60) days. The term "dissolution or liquidation of the Borrower", as used in this subsection, shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation following a transfer of all or substantially all its assets as an entirety, under the conditions set forth in Section 5.G.

         H. FINAL JUDGMENT. A final judgment in excess of $100,000 shall be entered against the Borrower and shall remain unsatisfied or without a stay for a period of sixty (60) days.

                                   ARTICLE VII

                                    REMEDIES

         SECTION 7. If any of the Events of Default listed in Section 6 hereof shall occur after the date of this Agreement and shall not have been remedied, then CFC may pursue all rights and remedies available to CFC that are contemplated by this Agreement, the Mortgage or any of the Notes in the manner, upon the conditions and with the effect provided in this Agreement, the Mortgage or any of the Notes, including, but not limited to, a suit for specific performance, injunctive relief or damages. Nothing herein shall limit the right of CFC to pursue all rights and legal and equitable remedies available to a creditor following the occurrence of an Event of Default listed in Section 6 hereof. Each right, power and remedy of CFC shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. NOTICES. All notices, requests and other communications provided for herein including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement shall be given or made in writing (including, without limitation, by telecopy) and delivered or telecopied to the intended recipient at the "Address for Notices" specified below, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a telecopied or mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

                    National Rural Utilities Cooperative Finance Corporation 2201 Cooperative Way
                    Herndon, Virginia 20171-3025
                    Attention: Governor

                    Fax: (703) 709-6776

                    Borrower: the address set forth in Schedule 1

         SECTION 8.2. EXPENSES. The Borrower will pay all costs and expenses of CFC, including reasonable fees of counsel, incurred in connection with the enforcement of this Agreement, the Note(s), the Mortgage and the other instruments provided for herein or with the preparation for such enforcement if CFC has reasonable grounds to believe that such enforcement may be necessary.

         SECTION 8.3. LATE PAYMENTS. If any amount due hereunder is not received at CFC's office in Herndon, Virginia, or such other location as CFC may designate by notice to the Borrower, within ten (10) Business Days after the due date thereof, or such shorter or longer time period as CFC may prescribe from time to time in its policies of general application in connection with any late payment charge, and as permitted by the Texas Credit Title (as amended and in effect from time to time) and other governing laws, the Borrower will pay to CFC, in addition to all other amounts due under the terms of a Note, the Mortgage and this Agreement, any late-payment charge as may be fixed by CFC from time to time on the delinquent amount for the-late-payment period.

         SECTION 8.4. FILING FEES. To the extent permitted by law, the Borrower agrees to pay all expenses of CFC (including the fees and expenses of its counsel) in connection with the filing or recordation of the Mortgage, all financing statements and instruments as may be required by CFC in connection with this Agreement, including, without limitation, any supplements, amendments or restatements thereto, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. Borrower agrees to save harmless and indemnify CFC from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by CFC in connection with this Agreement. The provisions of this subsection shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on a Note.

         SECTION 8.5. NO WAIVER. No failure on the part of CFC to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise by CFC of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 8.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THE PERFORMANCE AND CONSTRUCTION OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

         (b) BORROWER HEREBY SUBMIT(S) TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN VIRGINIA AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE BORROWER AND CFC HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.7. HOLIDAY PAYMENTS. If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any inte rest in respect of such payment.

         SECTION 8.8. MODIFICATIONS. No modification or waiver of any provision of this Agreement or a Note, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing by the party granting such modification, waiver or consent.

         SECTION 8.9. MERGER AND INTEGRATION. This Agreement (including the Recitals and all exhibits and schedules hereto), the instructions contained in the written funds requisition statement with respect to each Advance, and matters incorporated by reference herein together contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby.

         SECTION 8.10. HEADINGS. The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

         SECTION 8.11. SEVERABILITY. If any term, provision or condition, or any part thereof, of this Agreement, any Note or the Mortgage shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, any Note, and the Mortgage shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

         SECTION 8.12. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, CFC is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of setoff or recoupment and apply any and all amounts held, or hereafter held, by CFC or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under any Note. CFC agrees to notify the Borrower promptly after any such setoff or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such setoff, recoupment or application. The rights of CFC under this section are in addition to any other rights and remedies (including other rights of setoff or recoupment) which CFC may have. Borrower waives all rights of setoff, deduction, recoupment or counterclaim.

         SECTION 8.14. RESCISSION FEE. The Borrower may elect not to borrow all or any portion of the CFC Commitment in which event CFC shall release the Borrower from its obligations hereunder, provided the Borrower complies with such terms and conditions as CFC may impose for such release including, without limitation, payment of any rescission fee that CFC may from time to time prescribe, pursuant to its policies of general application.

         SECTION 8.15. PRIOR LOAN DOCUMENTS. It is understood and agreed that with respect to all long-term loan agreements previously entered into by and between CFC and Borrower and all promissory notes thereto secured under the Mortgage (both hereinafter being referred to as "Prior Loan Documents") the Borrower shall be required, after the date hereof, to meet reporting and financial covenants as set forth in this Agreement rather than those set forth in the Prior Loan Documents. ln the event of any conflict between any reporting and financial covenant set forth in a Prior Loan Document and any reporting and financial covenant in this Agreement, the requirements as set forth in this Agreement shall apply. Nothing in this section shall, however, eliminate or modify any special condition, special affirmative covenant or special negative covenant, if any, unless specifically agreed to in writing by CFC. Furthermore, the interest rate and amortization options available to Borrower as set forth in this Agreement shall supersede the interest rate and amortization options as set forth in any Prior Loan Documents. For purposes of the foregoing, this Agreement shall be deemed to be an amendment to all Prior Loan Documents.

         SECTION 8.16. SCHEDULE 1. Schedule 1 attached hereto is an integral part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            CAP ROCK ELECTRIC COOPERATIVE, INC.
(SEAL)

                                            By: /s/ John D. Parker
                                               -------------------------------

                                            Title: Vice President and Chief
                                                   Financial Officer
                                                  ----------------------------


Attest: /s/ Alfred J. Schwartz
       --------------------------------
                Secretary






                                            NATIONAL RURAL UTILITIES
                                            COOPERATIVE FINANCE CORPORATION

(SEAL)


                                            By: /s/ ILLEGIBLE
                                               -------------------------------
                                               Assistant Secretary-Treasurer



Attest: /s/ Kim Payne
       --------------------------------
        Assistant Secretary-Treasurer

                                   SCHEDULE 1

1. The aggregate CFC Commitment is $21,000.00.00. Within this aggregate amount, Borrower may, at its discretion, execute one or more Notes, each Note representing a separate loan with CFC and containing a face amount and Maturity Date in accordance with the terms, conditions and provisions of this Agreement.

2.       The purpose of this loan is as follows:
         (A). Loan Number TX 107-A-9050 shall be used for Borrower's electric construction and plant additions.
         (B). Loan Number TX 107-A-9051 shall be used to finance Borrower's prepayment of RUS and CoBank, ACB debt pursuant to the merger of McCulloch Electric Cooperative and Borrower effective as of January 1, 2000.

3. The Mortgage shall mean the Second Restated Mortgage and Security Agreement dated as of October 24,1995 between the Borrower and CFC, as it may have been or shall be supplemented, amended, consolidated, or restated from time to time.

4.       The Payment Date months are February, May, August and November.

5. The date of the Borrower's balance sheet referred to in Section 2.D. is March 31,1999.

6. The principal place of business of the Borrower referred to in Section 2.E. and Section 8.1 is 500 West Wall, Suite 400, Midland, TX 79701-1601.

7. The property of the Borrower referred to in Section 2.F. is located in the counties of Andrews, Borden, Collin, Dawson, Ector, Fannin, Fisher, Glasscock, Howard, Hunt, Irion, Martin, Midland, Mitchell, Nolan, Reagan, Scurry, Sterling, Tom Green and Upton.

8.       The special condition(s) referred to in Section 4.H. is (are): None

9.       The special affirmative covenant(s) referred to in Section 5.M. is
         (are) as follows: None

10. The Borrower selects the following number of Loans, the amount of each Loan, and the amortization method and/or Amortization Basis Date for each Loan:

==============================================================================
LOAN NUMBER             AMOUNT                  AMORTIZATION METHOD/BASIS DATE
------------------------------------------------------------------------------
TX 107-A-9050        $15,000,000.00                    LEVEL DEBT SERVICE
------------------------------------------------------------------------------
TX 107-A-9051         $6,000,000.00                    LEVEL DEBT SERVICE
==============================================================================

11. Notwithstanding Section 8.14 of this Agreement, CFC agrees that it shall not impose a rescission fee on loan Number TX 107-A-9051 with respect to any funds not required for prepayment of RUS and CoBank, ACB debt.

                             SECURED PROMISSORY NOTE

$6,000,000.00                                        dated as of  JUNE 22, 2000


CAP ROCK ELECTRIC COOPERATIVE, INC., a Texas corporation ("Borrower"), for value received promises to pay, without setoff, deduction, recoupment or counterclaim, to the order of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("Payee") at the Payee's main office or such other place as designated by the Payee, in lawful money of the United States, the sum of the aggregate unpaid principal amount of all Advances (as defined in the Loan Agreement referred to herein) made by the Payee, pursuant to a Loan Agreement dated as of even date herewith between the Borrower and the Payee, as may be amended from time to time (the "Loan Agreement"), on the dates provided in the Loan Agreement, provided; however, that if not sooner paid as provided in the Loan Agreement, then any balance shall be due and payable on the date that is thirty-five (35) years from the date hereof (such date being the Maturity Date hereof), provided; however, that if such date is not a Payment Date (as defined in the Loan Agreement), then the Maturity Date shall be the Payment Date immediately preceding such date, with interest thereon in like money from the respective dates of each Advance hereunder, at the rate or rates and payable at the times provided in said Loan Agreement together with any other amount payable under the Loan Agreement

         This Note is secured under a Second Restated Mortgage and Security Agreement dated as of October 24,1995 between the Borrower and the Payee, as it may have been or shall be supplemented, amended, consolidated or restated from time to time ("Mortgage"). This Note is one of the Notes referred to in, and has been executed and delivered pursuant to, the Loan Agreement.

         The principal hereof and interest accrued thereon and any other amount due under the Loan Agreement may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Mortgage or the Loan Agreement.

         The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

         IN WITNESS WHEREOF the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and to be attested by its duly authorized officers, all as of the day and year first above written.

                                         CAP ROCK ELECTRIC COOPERATIVE, INC.

(SEAL)
                                         By: /s/ John D. Parker
                                            -------------------------------

                                         Title: Vice President and Chief
                                                Financial Officer
                                               ----------------------------


Attest: /s/ Alfred J. Schwartz
       -----------------------
              Secretary

Loan No. TX 107-A-9051

                             SECURED PROMISSORY NOTE


$15,000,000.00                                       dated as of JUNE 23, 2000

CAP ROCK ELECTRIC COOPERATIVE, INC., a Texas corporation ("Borrower"), for value received promises to pay, without setoff, deduction, recoupment or counterclaim, to the order of NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION ("Payee") at the Payee's main office or such other place as designated by the Payee, in lawful money of the United States, the sum of the aggregate unpaid principal amount of all Advances (as defined in the Loan Agreement referred to herein) made by the Payee, pursuant to a Loan Agreement dated as of even date her&with between the Borrower and the Payee, as may be amended from time to time (the "Loan Agreement"), on the dates provided in the Loan Agreement, provided; however; that if not sooner paid as provided in the Loan Agreement, then any balance shall be due and payable on the date that is thirty-five (35) years from the date hereof (such date being the Maturity Date hereof), provided, however; that if such date is not a Payment Date (as defined in the Loan Agreement), then the Maturity Date shall be the Payment Date immediately preceding such date, with interest thereon in like money from the respective dates of each Advance hereunder, at the rate or rates and payable at the times provided in said Loan Agreement together with any other amount payable under the Loan Agreement.

         This Note is secured under a Second Restated Mortgage and Security Agreement dated as of October 24, 1995 between the Borrower and the Payee, as it may have been or shall be supplemented, amended, consolidated or restated from time to time ("Mortgage"). This Note is one of the Notes referred to in, and has been executed and delivered pursuant to, the Loan Agreement.

         The principal hereof and interest accrued thereon and any other amount due under the Loan Agreement may be declared to be forthwith due and payable in the manner, upon the conditions, and with the effect provided in the Mortgage or the Loan Agreement.

         The Borrower waives demand, presentment for payment, notice of dishonor, protest, notice of protest, and notice of non-payment of this Note.

         IN WITNESS WHEREOF the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and to be attested by its duly authorized officers, all as of the day and year first above written.

                                         CAP ROCK ELECTRIC COOPERATIVE, INC.

(SEAL)
                                         By: /s/ John D. Parker
                                            -------------------------------

                                         Title: Vice President and Chief
                                                Financial Officer
                                               ----------------------------


Attest: /s/ Alfred J. Schwartz
       -----------------------
              Secretary

Loan No.  TX 107-A-9050